Exhibit 10.8
AMENDMENT NO. 2 TO THE

GRIFFON CORPORATION AMENDED AND
RESTATED 2016 EQUITY INCENTIVE PLAN

WITNESSETH:

WHEREAS, Griffon Corporation (the “Company”) adopted the Griffon Corporation Amended and Restated 2016 Equity Incentive Plan (the “Original A&R Plan”) to attract, motivate and retain selected employees, consultants and non-employee directors for the Company and its subsidiaries, to provide such persons with incentives and rewards for superior performance and to better align the interests of such persons with the interests of the Company’s stockholders as further described therein, and
WHEREAS, the Company previously amended the Original A&R Plan pursuant to Amendment No. 1 to the Original A&R Plan, effective as of March 20, 2024 (as so amended, the “Plan”); and
WHEREAS, the Company desires to further amend the Plan to change the definition of “Change in Control.”
NOW, THEREFORE, the Plan is hereby amended as follows.
1.A new Section 2.39 is hereby added to the Plan, as follows:
“2.39. “Amendment No. 2 to A&R Plan Effective Date” means the date Amendment No. 2 to the Plan is approved by the Board.
2.Section 2.6 is of the Plan shall be deleted and replaced in its entirety with the following:
2.6. “Change in Control” means, after the Effective Date:
    (i)    any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d 3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of the Company (“Outstanding Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (“Outstanding Voting Securities”); provided, however, that, for purposes of this Section 2.6(i), the following acquisitions shall not constitute a Change in Control: (w) any acquisition directly from the Company, (x) any acquisition by the Company or any Affiliate, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliated Company or (z) any acquisition pursuant to a transaction that meets the conditions of each of Sections 2.6(iii)(A), 2.6(iii)(B) and 2.6(iii)(C);

(ii)    individuals who, as of the Amendment No. 2 to A&R Plan Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual whose election to the Board, or nomination for election by the Company’s stockholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;
(iii)    the consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its Subsidiaries, or a sale or other disposition of all or substantially all of the assets of the Company, in a single transaction or series of related transactions, or the acquisition of assets or securities of another entity by the Company or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, 80% or more of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or
(iv)     approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, or a sale (whether direct or indirect) of all or substantially all of the assets of the Company or of the Company’s Subsidiaries in a single transaction or series of related transactions (except pursuant to an acquisition described in Sections 2.6(i)(x) or 2.6(i)(y)).
Notwithstanding the foregoing, a “Change in Control” shall not include any event, circumstance or transaction that results from an action of any person, entity or group which includes, is affiliated with or is wholly or partly controlled by one or more executive officers of the Corporation and in which any named executive officer participates directly or actively.
3.Except as specifically provided in and modified by this amendment, the Plan is in all other respects hereby ratified and confirmed and references to the Plan shall be deemed to refer to the Plan as modified by this amendment.
To record the adoption of this Amendment No. 2 to the Plan, Griffon Corporation has caused its authorized officer to affix its corporate name this 8th day of May, 2024.
GRIFFON CORPORATION
    By: _/s/ Seth L. Kaplan_______________
Name: Seth L. Kaplan
Title: Senior Vice President
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